Exhibit 5

[Drinker Biddle & Reath LLP Letterhead]

November 24, 2015

Quaker Chemical Corporation

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

Re: Registration Statement on Form S-8 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Quaker Chemical Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8, and the filing of the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to an additional 150,000 common shares of the Company, par value $1.00 (the “Common Stock”), issuable pursuant to the Quaker Chemical Corporation Retirement Savings Plan (the “Plan”), such presently indeterminate number of related Plan interests and such presently indeterminate number of shares of Common Stock which may be offered and issued to adjust for stock splits, stock dividends or similar transactions.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Articles of Incorporation, as amended, the Company’s Restated By-Laws, the Plan, minutes and resolutions of the Company’s Board of Directors relating to the Plan and such other documents and corporate records relating to the Company and the issuance of the Common Stock as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company. As to all issues of fact material to this opinion, we have examined and relied on certificates and other comparable documents of public officials and of officers of the Company.

Based upon the foregoing and having regard for such other legal considerations as we have deemed relevant, in our opinion the Common Stock has been duly authorized for issuance, and when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable by the Company and the Plan interests, when issued in accordance with the terms of the Plan, will be validly issued.

We are members of the Bar of the Commonwealth of Pennsylvania, and we do not express any opinion herein concerning any laws other than the laws of the Commonwealth of Pennsylvania and the federal securities laws of the United States.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP
DRINKER BIDDLE & REATH LLP